EXHIBIT 10.33



                              -9-
     STOCK PUT/CALL OPTION AND SUCCESSOR DESIGNATION AGREEMENT

       This Stock Put/Call Option and Successor Designation Agreement (the "Agreement") is made effective as of this 1st day of January, 1998 by and among Leon J. Leonard, D.M.D., P.C., a professional corporation (the "New PC") incorporated under the laws of the State of Georgia (the "State"); Leon J. Leonard, D.D.S. ("Dr. Leonard") who is duly licensed to practice orthodontics in the State; Omega Orthodontics, Inc., a Delaware corporation ("OMEGA"); and Omega Orthodontics of Conyers, Inc., a Delaware corporation (the "MSO"), which is a wholly-owned subsidiary of OMEGA, with reference to the following facts.

                            RECITALS

     A. OMEGA is an orthodontic practice management company and has expertise in managing orthodontic practices including practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of orthodontic practices and providing high quality healthcare management services to orthodontic practices, directly or indirectly through management service organizations such as the MSO.

      B.    OMEGA acquired certain assets of Dr. Leonard pursuant
to   that   certain  Affiliation  Agreement  and  Asset  Purchase
Agreement (the "Affiliation Agreement") dated as of December  29,
1997 by and among OMEGA and Dr. Leonard.

      C. The New PC owns and operates an orthodontic practice with offices located in the facility identified in Exhibit A (the "Orthodontic Offices") and furnishes orthodontic care to the general public through the services of Dr. Leonard affiliated with the New PC.

      D. The New PC and the MSO have entered into that certain Management Services Agreement (the "Management Services Agreement") dated as of even date herewith for the management by the MSO of the non-orthodontic business affairs of the New PC.

     E. Dr. Leonard owns all of the capital stock (the "Capital Stock") of the New PC and desires to provide for successor ownership upon the occurrence of certain events. When used in this Agreement, the term "Capital Stock" shall mean all of Dr. Leonard's right, title, interest and estate in and to all of the issued and outstanding stock in the New PC, including any stock hereafter issued and any rights to any additional stock and any preemptive rights, warrants and instruments of like effect, as set forth on Exhibit B.

     F. As a condition of entering into the Management Services Agreement, Dr. Leonard has agreed to grant to the MSO, and the MSO desires to acquire from Dr. Leonard certain rights, including but not limited to, the right to designate the successor purchaser (the "Designated Successor") of all or any part of the issued and outstanding Capital Stock upon the occurrence of certain events. In addition, under the Management Services Agreement, upon termination thereof, each of the New PC and the MSO were granted certain rights to be set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New PC, Dr. Leonard, the MSO and OMEGA agree as follows:

      1. Defined Terms. The capitalized words and expressions used in this Agreement, but which are not defined herein shall, unless the context otherwise requires, have the same meaning as they are given in the Management Services Agreement.

      2. Put Option. The MSO shall have the option (the "Put Option") to require the New PC, upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement, to:

           (a) Purchase from the MSO at book value all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Orthodontic Offices, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the balance sheet as at the end of the month immediately preceding the date of such termination or expiration prepared in accordance with GAAP (the "Balance Sheet") to reflect operations of the MSO in respect of the Orthodontic Offices, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

          (b) Purchase, by obtaining an assignment from the MSO, at book value, the right to receive payments for breach of the restrictive covenants provided for in Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Leonard contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets; and

           (c) Assume all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Orthodontic Offices.

If the MSO desires to exercise its Put Option, the MSO shall give written notice of such election to the New PC and Dr. Leonard at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Put Option. Any exercise of the Put Option by the MSO shall be made by an aggregate payment of the amounts computed under Clauses (a) and
(b) of this Section 2 (collectively, the "Put Price").

      3.    Call  Option. The New PC shall have the  option  (the
"Call  Option")  to  require the MSO,  upon  termination  of  the
Management  Services Agreement by the New PC under  Section  10.1 thereof, to:

            (a) Sell to the New PC all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Orthodontic Offices, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the Balance Sheet to reflect operations of the MSO in respect of the Orthodontic Offices, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

           (b) Assign to, or grant a waiver in favor of, the New PC, the restrictive covenants provided for in Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Leonard contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets; and

           (c) Assign to the New PC (which it shall assume) all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Orthodontic Offices.

If the New PC desires to exercise its Call Option, the New PC shall give written notice of such election to the MSO at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Call Option. Any exercise of the Call Option by the New PC shall be made by an aggregate payment to the MSO of an amount equal to the fair market value of the assets, tangible and intangible, described in Clauses (a) and (b) of this Section 3 (collectively, the "Call Price"). For purposes of this Section 3, the "fair market value" of such assets shall be determined by an independent appraiser acceptable to, and appointed by, the MSO and the New PC. In the event that the MSO and the New PC cannot agree on an independent appraiser, the fair market value of such assets shall be determined by three independent appraisers, one of whom shall be appointed by the MSO, one of whom shall be appointed by the New PC and the third of whom shall be appointed by mutual agreement of the two appointed appraisers. Within sixty (60) days after the appointment of the third appraiser, the three appraisers shall each submit in writing their determination of fair market value of such assets to each of the MSO and the New PC, and the fair market value of such assets shall be conclusively determined by taking the numerical average of the two fair market value determinations which are closest in amount. The cost of obtaining these appraisals shall be paid one-half by the MSO and one-half by the New PC.

      4. Closing and Delivery. The closing ("Closing") of the exercise by the MSO of the Put Option under Section 2 or of the exercise by the New PC of the Call Option under Section 3, as the case may be, shall be at the offices of Robinson & Cole LLP, One Boston Place, Boston, Massachusetts 02108 on the date specified for such Closing in the written notice of election to exercise such Put Option or Call Option, as the case may be, or on such other date as the parties may mutually determine. At the Closing, the New PC shall pay cash, or, with the consent of Dr. Leonard, a combination of cash, forgiveness of amounts due to Dr. Leonard under the Purchase Note and/or return of the shares of Omega Common Stock received by Dr. Leonard under Section 1.1(a)(iii) of the Affiliation Agreement (the value of such shares to be determined by multiplying such number of shares by the average of the last sales (or closing) price for Omega's Common Stock on Nasdaq (or a national securities exchange) for each of the sixty
(60) trading days immediately preceding the date of the Call Option Notice or the Put Option Notice, as the case may be), for the repurchased assets, whether the Put Price pursuant to exercise by the MSO of the Put Option or the Call Price pursuant to exercise by the New PC of the Call Option, as the case may be. The New PC and Dr. Leonard shall execute such documents as may be required by the MSO to assume the liabilities set forth in
Section 2(c) or 3(c), as the case may be, and shall use their respective best efforts to remove the MSO from any liability with respect to such repurchased assets and with respect to any property leased or subleased by the MSO. From and after any such Closing, each party shall provide to the other parties reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it. In addition, following any such Closing, the MSO or its designee shall have reasonable access during normal business hours to the New PCs records, including patient records regarding records of collections, expenses and disbursements as kept by the MSO in performing its obligations under the Management Services Agreement, and the MSO may copy any or all such records.

     5.   Successor Designation Option.

      (a) Upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement or upon the happening of any of the following events (each of such termination, expiration or event being hereinafter referred to as a "Transfer Event"), the MSO shall have the option (the "Designated Successor Option") to designate a Designated Successor to purchase all or any portion of the Capital Stock then held by Dr. Leonard:

          (i)  the death of Dr. Leonard;

           (ii) if Dr. Leonard is determined to be permanently disabled so as to be unable to render any professional services on behalf of the New PC, as determined in accordance with paragraph (b) of this Section 5 below;

            (iii) if Dr. Leonard voluntarily terminates his employment without first proposing and obtaining the MSO's approval of a proposed qualified successor orthodontist reasonably acceptable to the MSO on behalf of the New PC;

           (iv)  if  Dr. Leonard acts in a criminally or  grossly
     negligent   manner  with  respect  to  the  performance   of
     professional orthodontic services rendered or to be rendered on behalf of the New PC;

           (v) if Dr. Leonard becomes hospitalized for alcohol or drug abuse;

          (vi) if Dr. Leonard is convicted of a felony;

           (vii) if Dr. Leonard loses his license or is otherwise determined to be disqualified from rendering services as an orthodontist for the New PC by the applicable dental or other comparable regulatory board of the State;

           (viii) if Dr. Leonard's shares of Capital Stock are or are to be transferred voluntarily or by operation of law to any person who is a "disqualified person," as defined in the professional corporation statute of the Laws of the State;

           (ix) if Dr. Leonard voluntarily files a petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors;

          (x) if Dr. Leonard is subjected involuntarily to such a petition or assignment, or any creditor or other persons obtains an attachment or other legal or equitable interest in any shares of the Capital Stock of Dr. Leonard and such involuntary petition, assignment or attachment is not discharged within sixty (60) days after creation;

           (xi) if Dr. Leonard is required to transfer any shares of Capital Stock by reason of a judgment, court order or decree or by operation of law;

           (xii) if Dr. Leonard retires within the meaning of Paragraph (c) of this Section 5; or

          (xiii) if Dr. Leonard desires to sell any of his shares of Capital Stock to another orthodontist as contemplated under Section 6 hereof.

      (b) For purposes hereof, "permanent disability" means any illness, injury, disease or condition, whether mental or physical, which, for a continuous period of thirty (30) days, (i) prevents Dr. Leonard from performing his duties competently and adequately as determined by the MSO, or (ii) substantially impairs the New PC's or Dr. Leonard's ability to practice orthodontics.

      (c) For purposes hereof, "Retirement" of Dr. Leonard shall occur on the date when Dr. Leonard voluntarily withdraws from the practice of orthodontics at whatever age or for whatever reason and notifies the New PC that he desires to be regarded as "Retired" and fails to have first proposed and obtained the MSO's approval of a qualified successor orthodontist reasonably acceptable to the MSO.

      6. Successor Designation Option Exercise. Except as otherwise provided herein, upon exercise of the Successor Designation Option, the Designated Successor may purchase all or any part of the Capital Stock. The failure of the MSO to exercise this Successor Designation Option as to all of the Capital Stock at any one time shall not limit the MSO's right to exercise the Successor Designation Option with respect to any remaining Capital Stock at any time during the term of this Agreement. The Successor Designation Option shall also be exercisable by the MSO as provided in Section 8 below.

      7. Exercise Notice. Any exercise of the Successor Designation Option shall be accompanied by a written notice (the "Successor Designation Exercise Notice") to Dr. Leonard(or his successor or representative), specifying the name, address and information showing the qualifications and suitability of the Designated Successor to conduct or perform professional services on behalf of the New PC and number of shares of Capital Stock of Dr. Leonard as to which the Successor Designation Option is being exercised. Upon the MSO's exercise of the Successor Designation Option in respect of any event described in Section 5(a)(iii) or
(x) as to all of the shares of Capital Stock of Dr. Leonard, Dr. Leonard shall execute a Non-Competition Agreement in the form attached hereto as Exhibit C. The MSO may, at any time, cancel any Successor Designation Exercise Notice sent by it hereunder.

      8. Right of First Refusal and Sale of Stock. If Dr. Leonard desires to sell any of the Capital Stock to another orthodontist (a "Purchaser"), he shall first give notice to the MSO of his intent to sell such Capital Stock ("Notice of Sale"), giving to the MSO such information as shall be reasonably requested by it to ascertain the qualifications and suitability of the Purchaser to conduct or to perform professional services on behalf of the New PC and the terms and conditions of such proposed sale to the Purchaser. Upon receipt of such Notice, the Successor Designation Option of the MSO shall become exercisable for a period of three (3) months, provided however, that the exercise price and terms of purchase of the Capital Stock shall be no less favorable to Dr. Leonard than those set forth in the Notice of Sale. In the event the Successor Designation Option is not exercised during such three (3) month period, Dr. Leonard may sell the Capital Stock to the Purchaser, with the consent of the MSO, which consent shall not be unreasonably withheld, upon the terms and conditions set forth in the Notice of Sale, provided however, that such sale shall be conditioned: (i) upon the Purchaser joining in this Agreement and entering into an employment agreement with the New PC on such terms and conditions as may be approved by the MSO, and (ii) upon Dr. Leonard executing a Non-Competition Agreement in the form attached hereto as Exhibit C.

      9. Assignment of the Successor Designation Option The Successor Designation Option may be assigned by the MSO or any assignee of the MSO to OMEGA or to a duly licensed orthodontist, by a written assignment, signed by both the MSO and the assignee. When the context so requires in this Agreement, the term "MSO" shall be deemed to refer to an assignee holding an assignment of the Successor Designation Option with respect to such Capital Stock, and the terms "party" and "parties" shall be deemed to include

     10.  Purchase Price of the Capital Stock.

           (a)   The  purchase price ("Purchase Price")  due  and
payable by the Designated Successor upon exercise of the Successor Designation Option shall be an amount equal to the product of (a) the aggregate net amount received by the New PC pursuant to Article 6 and Schedule 3 of the Management Services Agreement for the twelve (12) calendar months immediately preceding the month in which the Successor Designation Exercise Notice is delivered to Dr. Leonard (or his successor or representative) multiplied by (b) a fraction, the numerator of which is the number of shares of the Capital Stock to be purchased and the denominator of which is the total number of shares of the Capital Stock outstanding at the time of such purchase.

           (b) Payment of Purchase Price. The Purchase Price upon exercise of the Successor Designation Option shall be paid by the Designated Successor executing a nonrecourse, negotiable promissory note, secured by the Capital Stock of Dr. Leonard. The note shall be for a term of five years, with interest payable quarterly in arrears at the mid-term Applicable Federal Rate with monthly compounding published by the Internal Revenue Service from  time  to  time in accordance with Section  1274(d)  of  the
Internal Revenue Code of 1986, as amended (the "Code") or any successor provision of the Code, provided however, that the Designated Successor shall be permitted to prepay such note at any time. Principal shall be payable in five equal annual installments commencing six months after the closing date.

          (c)  Purchase From Dr. Leonard's Estate.

                (i) Upon the death of Dr. Leonard and receipt of notice of a Successor Designation Exercise Notice, Dr. Leonard's personal representative shall apply for and obtain any necessary court approval or confirmation of the sale of Dr. Leonard's shares of Capital Stock pursuant to this Agreement. The representative of the estate of Dr. Leonard and the Designated Successor shall complete such sale as soon after the date of death as practicable, but no later than 180 days after such event.

                (ii) The death of Dr. Leonard's spouse, if any, shall not be considered the death of Dr. Leonard for purposes of this Agreement.

                (iii) The estate of Dr. Leonard shall bear, and hold the New PC harmless from, all costs and expenses incurred as a result of securing any court orders, court decrees, court approvals or inheritance tax clearances required to enable the estate of Dr. Leonard to transfer to the Designated Successor full legal and equitable tax-free title to the Capital Stock of Dr. Leonard.

           (d) Other Purchases. Except for purchases of Capital Stock upon exercise of the Successor Designation Option pursuant to Section 5(a)(i) hereof, all other purchases of Capital Stock pursuant to such Option shall close thirty (30) days after the date of any Successor Designation Exercise Notice, unless extended by the parties.

     11.  Insurance.

           (a) In order to insure the MSO's interest in the Management Services Agreement and under this Agreement, Dr. Leonard hereby consents to the acquisition and maintenance in force, at Omega's expense, of a disability insurance policy and a life insurance policy on Dr. Leonard ("Insurance Policies"). The life insurance policy may be in an aggregate face amount of up to three times Dr. Leonard's income, as shown on the W-2 Form prepared by the New PC for the most recent calendar year. Dr. Leonard agrees, at the election of the MSO, to take whatever actions are necessary to facilitate the acquisition of any such Insurance Policy by the MSO.

          (b)  INTENTIONALLY OMITTED

           (c) As long as the Insurance Policies provided for herein are in full force and effect, the MSO shall pay all premiums falling due on all such policies issued to it subject to this Agreement.

           (d) No insurance company that has issued or shall issue an Insurance Policy or Policies to the MSO as permitted under this Agreement shall be under any obligation with respect to the performance of the terms and conditions of this Agreement. Any such company shall be bound only by the terms of the Insurance Policy or Policies which it has issued or shall hereafter issue and shall have no liability except as set forth in its policies.

      12. Representations. The New PC and Dr. Leonard each represent and warrant to the MSO and OMEGA that as of the day and year first above written and during the term of this Agreement, Exhibit A is a true and complete listing of the Capital Stock, as revised from time to time pursuant to this Agreement.

     13.  Restriction on Transfer.

          (a) Except to the extent and in the manner provided in this Agreement or with the express prior written consent of the MSO which may be granted or withheld in its absolute discretion, Dr. Leonard shall not sell, assign, transfer, pledge or otherwise dispose (including by gift or otherwise) of any of his shares of the Capital Stock.

           (b) Issuance of Stock; Change in Ownership; Mergers and Consolidation. Without the prior written consent of the MSO, Dr. Leonard shall not permit the New PC to, and the New PC shall not, during the term of this Agreement, issue any stock, other equity, or debt of the New PC; permit any change in the composition or respective percentage ownership of the New PC; merge, consolidate or otherwise reorganize with or into any other corporation, partnership, trade, business, or the like; amend or otherwise modify its articles of incorporation or bylaws; dissolve; or enter into any agreement with any person to do any of the foregoing without the prior written consent of the MSO.

      14. Delivery of Stock Power. Upon execution of this Agreement, Dr. Leonard shall execute and deliver to the MSO, a sufficient number of assignments separate from certificates, endorsed in blank to cover all of the Stock (the "Stock Power") held of record or beneficially owned by Dr. Leonard. Upon execution of this Agreement, Dr. Leonard shall deliver to the MSO all certificates heretofore issued representing all of the shares of Capital Stock held of record or beneficially owned by Dr. Leonard. Each such certificate shall have affixed to the back of the certificate a legend substantially as follows:

     "The rights of any holder of any share evidenced by this certificate, including the right to dispose of the securities represented by this certificate or any interest therein, are subject to and restricted by a certain Stock
     Put/Call Option and Successor Designation Agreement, dated January 1, 1998, among the New PC, the holder hereof and the MSO and OMEGA (as defined therein). The New PC will mail without charge to any holder of these shares a copy of such agreement within five (5) days of receipt by the New PC of a written request therefor."

     Upon any exercise of the Successor Designation Option by the MSO, the MSO (and/or the Designated Successor) shall be authorized to complete the Stock Powers, attach them to the certificates and tender the same to the transfer agent for the New PC for reissuance in the name of the Designated Successor. Upon any termination of this Agreement without exercise of the Successor Designation Option, the MSO shall return all such Stock Powers to Dr. Leonard.

      15. Confidentiality. The parties shall use all good faith efforts to keep the contents of this Agreement and all other aspects of the negotiations preceding execution of this Agreement confidential. Unless required by law, the New PC, Dr. Leonard, and the MSO and OMEGA shall not disclose the contents of this Agreement or the negotiations leading to this Agreement to third parties without the prior written consent of the other parties. The MSO shall ensure that all of the assignees likewise comply with the obligations of confidentiality imposed by this Section, except that the MSO and the assignees may disclose the contents of such to the extent required by law or otherwise to their respective agents, representatives, contractors, and employees to the extent necessary to exercise their respective rights or perform their respective obligations hereunder.

      16. Term. The term of this Agreement shall commence as of the day and year first above written and shall terminate upon the termination of the Management Services Agreement or the exercise (and consummation of the transaction provided for upon such exercise) of the Put Option, the Call Option or the Successor Designation Option as to all of the Capital Stock, as the case may be (the "Term").

     17.  General

           (a) Compliance with Law. The New PC and Dr. Leonard shall comply with all applicable requirements of applicable state law and regulations, and other licensing and accreditation authorities.

          (b) Relationship of Parties. In the exercise of their respective rights and the performance of their respective obligations under this Agreement, the New PC and Dr. Leonard on the one hand and OMEGA and the MSO (or any assignee of the MSO) on the other hand are acting in the capacity of the grantor and grantee of an option to purchase or to designate the purchase of shares of Capital Stock and nothing in this Agreement is intended nor shall be construed to create an employer/employee, partnership, joint venture or a landlord/tenant relationship between or among the parties.

           (c) Assignment. Notwithstanding any other provision of this Agreement, neither this Agreement nor the rights and duties of this Agreement may be assigned or delegated by the New PC or Dr. Leonard without the prior written consent of the MSO and OMEGA. This Agreement binds the successors, heirs, and authorized assignees of the parties.

           (d)  Counterparts.  This Agreement, and any amendments
thereto,  may  be executed in counterparts, each of  which  shall
constitute  an  original  document,  but  which  together   shall
constitute one and the same instrument.

           (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           (f) Notices. Any notices required or permitted to be given hereunder by any party to another shall be in writing and shall be deemed delivered upon personal delivery, twenty-four
(24) hours following deposit with a courier for overnight delivery or seventy two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may hereafter specify in writing:

If to the New PC
 or Dr. Leonard:              Leon J. Leonard, D.D.S.
                         1455 Old McDonough Road
                         Conyers, GA  30209


If to MSO or OMEGA:      Omega Orthodontics, Inc.
                         3621 Silver Spur Lane
                         Acton, CA 93510

           (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

           (h) Amendment. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by the parties.

           (i) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court, and
(ii) the remaining provisions will nevertheless continue in full force and effect.

           (j) Fees and Expenses. The New PC, Dr. Leonard and the MSO and OMEGA each shall bear their own expenses, including, without limitation, attorneys' and accountants' fees, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

           (k) Exhibits and Schedules. All attachments and schedules attached to this Agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits and schedules.

           (l) Time of Essence. Time is expressly made of the essence of this Agreement in each and every provision hereof of which time of performance is a factor.

          (m) Attorneys' Fees. Should any of the parties hereto institute any action or proceeding to enforce this Agreement or any provision hereof (including without limitation, arbitration), or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including, without limitation, by means of arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

           (n) Further Assurances. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.

            (o) Rights Cumulative. The various rights and remedies herein granted to the respective parties hereto shall be cumulative and in addition to any other rights any such party may be entitled to under law. The exercise of one or more rights or remedies by a party shall not impair the right of such party to exercise any other right or remedy, at law or equity.

     18.  Alternative Dispute Resolution.

     18.1 General.

     (a) If a dispute arises under this Agreement (other than in connection with a determination of fair market value under
Section 3 hereof) which cannot be resolved informally by the parties, any party may invoke the procedures set forth in Exhibit D hereto and the parties agree to use these procedures, except paragraph (b) of this Section 18, prior to any party pursuing other available remedies. The parties will meet and attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement.

          (b) Notwithstanding anything in this Section 18 to the contrary, nothing in this Section 18 shall preclude any party from seeking a preliminary injunction or other provisional relief, either prior to or during the proceeding provided for in this section, if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.


           18.2 Waiver of Jury. With respect to any dispute arising under or in connection with this Agreement or any related agreement, as to which legal action nevertheless occurs, each party hereby irrevocably waives all rights it may have to demand a jury trial. This waiver is knowingly, intentionally and voluntarily made by the parties and each party acknowledges that no person acting on behalf of the other party has made any representation of fact to induce this waiver of trial by jury or in any way modified or nullified its effect. The parties each further acknowledge that it has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.


                    INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the New PC, Dr. Leonard, MSO and OMEGA have executed this Agreement as of the date first above written by their duly authorized representatives as set forth below.

"NEW PC"

LEON J. LEONARD, D.M.D., P.C.,
a Georgia corporation


By:  /S/ Leon J. Leonard
     Leon J. Leonard, President


DR. LEONARD


     /s/ Leon J. Leonard, D.D.S.
Leon J. Leonard, D.D.S.


"MSO"

OMEGA ORTHODONTICS OF CONYERS, INC.
a Delaware corporation


By:  /s/ Robert J. Schulhof
      Robert J. Schulhof, President

"OMEGA"
OMEGA ORTHODONTICS, INC.,
a Delaware corporation


By:  /s/ Robert J. Schulhof
   Robert J. Schulhof, President and
     Chief Executive Officer
                   SPOUSAL JOINDER AND CONSENT


      I am the spouse of Leon J. Leonard, D.D.S., the sole Stockholder of ______________, PC. To the extent that I have any interest in any of the Capital Stock (as that term is defined in the Stock Put/Call Option and Successor Designation Agreement), I hereby join in such Agreement and agree to be bound by its terms and conditions to the same extent as my spouse. I have read the Stock Put/Call Option and Successor Designation Agreement, understand its terms and conditions, and to the extent that I have felt it necessary, I have had the opportunity to retain independent legal counsel to advise me concerning the legal effect of this Stock Put/Call Option Agreement and this Spousal Joinder and Consent.

I understand and acknowledge that each of the MSO and OMEGA is significantly relying on the validity and accuracy of this Spousal Joinder and Consent in entering into this Stock Put/Call
Option and Successor Designation Option Agreement.

Executed  this          day  of                                 ,
1998.



Signature:


Printed or Typed Name:
                           EXHIBIT A

                      ORTHODONTIC OFFICES

The office space and related leasehold improvements constituting the Orthodontic Offices are located at 1455 Old McDonough Road,
Conyers, Georgia  30207 and 1422 Tate Street, Covington, Georgia
30209..
                            EXHIBIT B


                              STOCK

     The authorized capital stock of the New PC is 100,000 shares of common stock, $1.00 par value per share. 500 shares of the common stock of the New PC are issued and are outstanding, all of which shares are evidenced by certificate No. 1 issued in the name of Leon J. Leonard, D.M.D.


                            EXHIBIT C

                    NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT ("Agreement") is made as  of
this       day of
_______________, ____ by and between ____________________, D.D.S.
("Dr. _____________"), who is duly licensed to practice orthodontics in the state of _____________, and ___________________, a professional corporation (the "New PC") incorporated under the laws of the State.

       All capitalized terms used herein and not otherwise expressly defined shall have the same meanings set forth in that certain Stock Put/Call Option and Successor Designation Agreement ("Stock Agreement") dated ____________, 199_ by and among Dr. __________________, the New PC, Omega Orthodontics, Inc., a Delaware corporation ("Omega") and Omega Orthodontics of ____________________, Inc., a Delaware corporation (the "MSO") which is a wholly owned subsidiary of Omega.

                            RECITALS

      A.   Dr. _________________ is the sole owner of the Capital
Stock of the New PC and desires to transfer all of his right, title and interest in and to such Capital Stock pursuant to
Section 8 of the Stock Agreement to the Purchaser.

      B. The Purchaser has agreed to join the Stock Agreement and to enter into an employment agreement with the New PC on terms and conditions acceptable to and approved by the MSO.

     C. As a condition to the transfer by Dr. ______________ of his Capital Stock to the Purchaser pursuant to Section 8 of the Stock Agreement, Dr. ______________ has agreed to enter into an agreement in the form of this Agreement to be delivered to the New PC upon the closing of the transfer of his Capital Stock pursuant to Section 8 of the Stock Agreement.

      NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

      1. Dr. _______________'s Covenants . During the term of this Agreement in the Service Area described in Section 4 below, Dr. __________________ shall not (directly or indirectly through any business, enterprise, venture, partnership, corporation or any other entity controlled directly or indirectly by Dr. _______________, whether alone or as a partner, stockholder, creditor or otherwise):

           (a) Provide orthodontic or other dental services, or engage, participate, aid, assist, or hold any interest in any business or the provision of any managed care plan service which is, or as of Dr. ______________'s engagement or participation, would become, competitive with the New PC's orthodontic practice business;

          (b) Engage or contract (other than with the MSO or any of the MSO's affiliates) for the provision of any management services for Dr. _____________ or any person employed or under contract to Dr. ________________ (as applicable) which are the same as or substantially similar to any of the services that the MSO or any of the MSO's affiliates furnishes;

           (c) Solicit or assist any other person to solicit any business relating to a competing line of business (other than for the New PC or any of its affiliates) from any present or potential patient, customer (including all third party payors) of Dr. _________________, the New PC or any of their respective affiliates;

           (d) Commit any other act or assist others to commit any other act which might injure the business of the New PC, the MSO or any of their respective affiliates;

           (e) Directly or indirectly employ, contract, solicit or encourage any employee or other person under contract with the New PC, the MSO or any of their respective affiliates to leave the employ of any such entity; and

           (f) Directly or indirectly solicit, request, advise, or encourage any present or future supplier, patient, customer or employee of the New PC, the MSO or their respective affiliates to withdraw, curtail or cancel its business dealings with the New PC, the MSO or their respective affiliates, or take any actions that might impair the relations of the New PC, the MSO or any of their respective affiliates and their respective suppliers, patients, customers, employees or others.

        2.      Dr.   _______________'s   Representations.    Dr.
______________ specifically acknowledges, represents, and warrants that: (i) his covenants set forth in this Agreement are being given in connection with the sale of the Capital Stock to the Purchaser pursuant to Section 8 of the Stock Agreement; (ii) such covenants are reasonable and necessary to protect the legitimate interests of the New PC, the MSO and Omega; and (iii) the New PC, the MSO and Omega would not have consented to such sale in the absence of such restrictions. Dr. _______________
acknowledges that this Agreement is subject to all representations, warranties and covenants of Dr. _______________ in the Stock Agreement.

       3. Service Area. The Service Area to which Dr. ________________'s covenants in Section 1 apply is defined as the area within a fifteen (15) mile radius (or the maximum radius permitted by law, if less) of each orthodontic office or other facility owned, operated or managed by Dr. ________________, the New PC, the MSO, Omega or their respective affiliates now existing or hereafter established.

      4. Term . The term of this Agreement commences as of the day and year first above written and continues for twenty-four
(24) months.

      5. Payment. As consideration for Dr. ________________'s agreement not to compete and other covenants herein, the New PC shall pay Dr. ________________ upon the execution of this Agreement by the New PC the amount of One Thousand Dollars ($1,000).

       6. Remedies. In the event of a breach by Dr. _______________ of this Agreement, the New PC shall be entitled to receive, on behalf of the MSO, from Dr. _______________, in addition to other remedies and not by way of an election of remedies, liquidated damages equal in amount to the greater of
(a) Dr. _________________'s income, as shown on the W-2 form prepared by the New PC for the most recent calendar year or (b)
$300,000. Any amounts received by the New PC pursuant to the prior sentence shall be paid to the MSO by the New PC immediately following receipt by the New PC. Should a court fail to enforce the liquidated damages provision set forth in the first sentence of this
Section 6, the parties acknowledge and agree that, absent such liquidated damages, a breach by Dr. ________________ of this Agreement will cause irreparable damage to the New PC, the exact amount of which will be difficult to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, Dr. ________________ agrees that in such case, the New PC shall be entitled to injunctive relief and Dr. _______________ agrees not to assert in any proceeding that the New PC has an adequate remedy at law. Dr. ___________________ shall pay the reasonable fees and expenses, including attorneys fees, incurred by the New PC or any successor or assign in enforcing this Agreement.

      7. Third Party Beneficiaries. The parties expressly understand and agree that the MSO and Omega are third party beneficiaries of this Agreement and shall be entitled to all of the rights and remedies provided herein to the New PC and shall be entitled to enforce the terms of this Agreement.

     8.   Miscellaneous .

           (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs (as applicable), legal representatives, and permitted successors and assigns. No party may assign this Agreement or the rights, interests or obligations hereunder; provided, however, that the New PC may assign its rights, interests and obligations to the MSO, Omega and their affiliates without the consent of Dr. _____________. Any assignment or delegation in contravention of this Section shall be null and void.

           (b)  Counterparts.  This Agreement, and any amendments
thereto,  may  be executed in counterparts, each of  which  shall
constitute  an  original  document,  but  which  together   shall
constitute one and the same instrument.

           (c) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           (d) Amendment. This Agreement may not be amended except in a writing executed by all parties.

           (e) Time of Essence. Time is expressly made of the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

           (f) Notices. Any notices required or permitted to be given hereunder by any party to the other shall be in writing and shall be deemed delivered upon personal delivery; twenty-four
(24) hours following deposit with a courier for overnight delivery; or seventy-two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:


If to Dr. ________________:        Dr. ______________________
                               ______________________
                               ______________________

If to the New PC:             ________________________
                         ________________________
                         ________________________

           (g)   Governing Law.  This Agreement shall be governed
by  and  construed in accordance with the laws of  the  State  of
__________________.

          (h) Severability. If any provision or portion of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will nevertheless continue in full force and effect and shall not be invalidated or rendered unenforceable or otherwise adversely affected, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement. Without limiting the generality of the foregoing, if the provisions of this Agreement shall be deemed to create a restriction, which is unreasonable as to either duration or geographical area or both, the parties agree that the provisions of this Agreement shall be enforced for such duration and in such geographic area as any court of competent jurisdiction on may determine to be reasonable.

           (i) Attorneys' Fees. Should either the New PC or Dr. ________________ institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including without limitation arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first written above.



"DR. ________________"                       "NEW PC"


_______________________________

______________________________                                By:
___________________________
                                              President





                           EXHIBIT D

           ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

A. Method of Invoking ADR Procedures

     1. These procedures may be invoked by any party to an agreement which incorporates these procedures by giving written notice to the other of the dispute and designating a person with decision-making authority (the "representative") to act on behalf of the disputing party regarding the dispute. The other party shall be required to respond to the disputing party's notice within five (5) business days by designating in writing its own representative. A party may choose more than one person to represent it. If a party appoints only one representative, one or more of its officers may nonetheless attend such meetings.

     2. The parties, each acting through its representative, shall meet at a mutually acceptable time and place within five business days after the non-disputing party designates its representative to the other. At that meeting, the parties shall attempt in good faith to negotiate a resolution of the dispute, or failing that, to agree on a method for resolving the claim or dispute.

     3. If, within ten (10) business days after the first meeting or within such longer period of time as the parties may mutually agree, the parties have not succeeded in negotiating a resolution of the claim or dispute or agreeing on a dispute resolution mechanism, they shall submit the dispute to mediation in accordance with the procedures set forth herein.

     4. The parties will jointly appoint a mutually acceptable mediator to mediate the dispute. If the parties are unable to agree on a mutually acceptable mediator within five (5) days after the conclusion of the negotiations described in paragraph 3 above, then the parties shall select a neutral third party from the Center for Public Resources, New York, New York ("CPR") Panels of Neutrals or the American Arbitration Association ("AAA"), with the assistance of CPR or AAA, unless the parties agree otherwise in finding a mutually acceptable mediator.

     5. The New PC and the MSO shall each bear 50% of the fees and costs of the mediator and any fees and costs of CPR or AAA.

     6. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty
(30) days from appointment of a mediator by any of the parties or the CPR or AAA.


B.   Mediation procedures

     1.   The mediator shall be neutral and impartial.

     2. The mediator shall control the procedural aspects of the mediation. The parties will cooperate fully with the mediator.


                    (a)  The mediator is free to meet and
               communicate separately with each party.

                    (b)  The mediator will decide when to hold
               joint meetings with the parties and when to hold separate meetings. There shall be no stenographic record of any meeting. Formal rules of evidence will not apply.

                    (c)  The mediator may request that there be
               no direct communication between the parties or between their attorneys without the concurrence of the mediator.

     3. Each party may be represented by more than one person, e.g., one or more of its officers and an attorney. Each party will have a representative fully authorized to negotiate a settlement of the dispute present.

     4.   The process will be conducted expeditiously.

     5. The mediator will not transmit information received from any party to another party or any third person unless authorized to do so by the party transmitting the information.

     6. The entire process is confidential. The parties and the mediator will not disclose information regarding the process, including settlement terms, to third persons, unless the parties otherwise agree. The process shall be treated as a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence.

     7. The parties will refrain from pursuing administrative and/or judicial remedies during the mediation process, except as otherwise expressly provided in the agreement which incorporates these procedures.

     8. Unless all parties and the mediator otherwise agree in writing,

                    (a)  The mediator will be disqualified as a
               witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation (including any investigation, action or proceeding which involves persons not party to this mediation); and

                    (b)  The mediator and any documents and
               information in the mediator's possession will not be subpoenaed in any such investigation, action or proceeding, and all parties will oppose any effort to have the mediator and documents subpoenaed.

     9. If the dispute goes into arbitration, the mediator shall not serve as an arbitrator, unless the parties and the mediator otherwise agree in writing.

     10. The mediator, if a lawyer, may freely express views to the parties on the legal issues of the dispute.

     11. The mediator shall not be liable for any act or omission in connection with the mediation.

     12. The mediator may withdraw at any time by written notice to the parties (i) for overriding personal reasons, (ii) if the mediator believes that a party is not acting in good faith, or
(iii) if the mediator concludes that further mediation efforts would not be useful.

C.   Binding Arbitration

     If the parties do not resolve the dispute through mediation within the period provided in Part A above, the parties shall submit the matter to binding arbitration in Boston, Massachusetts before a qualified sole arbitrator in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes or comparable AAA rules. The sole arbitrator shall be agreed upon by the parties within twenty (20) days after either party elects to submit any issue to arbitration or, failing that,
shall be selected by CPR or AAA   A qualified arbitrator is one
who is familiar with the principal subject matter of the issues to be arbitrated such as by way of example, healthcare services industry matters, management consulting services generally or business law/corporate matters generally. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall not have the authority to award multiple, punitive or consequential damages under any circumstances.